UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

PERCEPTRON, INC.
(Exact name of registrant as specified in charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of principal executive offices)	(Zip Code)

(734) 414-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value Rights to Purchase Preferred Stock	PRCP	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2020, Perceptron, Inc. (the “Company”) issued a press release announcing certain information, including an update on its COVID-19 response. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1, and incorporated by reference. Such information, including Exhibit 99.1, attached hereto under Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Timing of Filing of Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2020
On March 25, 2020, the Securities and Exchange Commission (the “SEC”) issued the Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, (Release No. 34-88465) (the “Order”), which provides conditional relief to public companies that are unable to timely comply with certain filing obligations as a result of the COVID-19 pandemic. Due to the ongoing COVID-19 pandemic, the Company is delaying the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) in reliance on the Order.

The Company's operations and business have experienced disruptions due to the ongoing COVID-19 pandemic and the various measures that the countries in which the Company conducts operations have taken in response. The Company has implemented widespread work-from-home arrangements for many of its employees, who are mainly located in the United States, Europe and China. In connection with the preparation of the Quarterly Report, the Company currently is experiencing delays in its normal processes and interactions among its accounting personnel and others responsible for preparation of the Quarterly Report. As a result, the Quarterly Report for the three months ended March 31, 2020, which prior to the Order was due on May 11, 2020, is now expected to be filed prior to the extended due date of June 25, 2020.

The foregoing information set forth under this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Supplemental Risk Factor
In light of the ongoing COVID-19 pandemic, the Company is supplementing the risk factors listed in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for fiscal 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019 by amending and restating the risk factor titled “We have significant sales and operations in Asia which could be disrupted by health epidemics” set forth in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019 as follows:

The COVID-19 pandemic has disrupted and may continue to disrupt our business, which could have a material adverse impact on our results of operations and financial condition.

The ongoing COVID-19 pandemic has resulted in a global health crisis with widespread economic implications.  In North America, Europe, Asia and Brazil (our primary markets), federal, state and local governments have recommended or mandated actions to slow the transmission of COVID-19.  These actions include the implementation of shelter-in-place orders, quarantines, significant restrictions on travel, and restrictions that prohibit non-essential employees from occupying their place of work. There remains considerable uncertainty regarding the extent to which COVID-19 will continue to spread and the extent and duration of governmental and other measures implemented to try to slow the spread of the virus. The COVID-19 pandemic has created significant volatility in the global economy and financial markets, resulting in a significant reduction in both economic activity and employment levels. The COVID-19 pandemic has disrupted, and may continue to disrupt, the global automotive industry, resulting in significantly lower sales and production volumes. The spread of COVID-19 has disrupted the manufacturing, delivery and overall supply chain of automobile manufacturers and suppliers. We, along with many of our customers and suppliers, temporarily closed or limited operations at production facilities, the impact of which is likely to negatively affect our results of operations and financial condition.  When both the Company and its customers resume production, order volumes may be volatile, creating the need for us to manage our suppliers, while continuing to ensure a continued supply of component parts for our products.  We have begun to evaluate new measures that could modify our current production environment to ensure continued health and safety of our workers, consistent with guidance provided by the U.S. Centers for Disease Control and Prevention. If we are unsuccessful in managing the re-start of our production, our results of operations could be materially impacted. The ultimate impact that COVID-19 will have on our business, results of operations, cash flows, liquidity and financial condition will depend on a number of evolving factors that we may not be able to accurately predict, including the duration and scope of the COVID-19 pandemic, actions taken by governments and our customers and suppliers in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on economic activity. The impacts of the COVID-19 pandemic and the other factors described above make it more difficult for us to forecast customer requirements and provide guidance for the remainder of 2020.  Accordingly, any guidance we provide is likely to be less reliable than usual, and actual results are more likely to differ from any such guidance.  In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.

We have adopted or modified, and will continue to adopt additional, business and workforce practices (including those related to employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences) and protocols, including those to promote social distancing and enhance sanitary measures in our facilities, to conform to government restrictions and best practices encouraged by governmental and regulatory authorities.  If a large proportion of our employees in critical positions were to contract COVID-19 or be quarantined as a result of the virus, at the same time, we would rely upon our business continuity plans in an effort to continue operations.  There is no certainty that the foregoing measures will be sufficient to mitigate the risks posed by the virus, in which case our employees or other individuals may become sick, our ability to perform critical functions could be harmed, and we may be unable to respond to some of the needs of our global business. Further, our increased reliance on remote access to our information systems increases our exposure to potential cybersecurity breaches.

In addition to the risks specifically described above, the impact of COVID-19 is likely to increase the negative impact of other risks disclosed in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended June 30, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019.

Safe Harbor Statement
Certain statements in this Form 8-K may be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, including, without limitation, statements regarding the impact of COVID-19 on our business, results of operations, and financial condition. We may also make forward-looking statements in our press releases or other public or shareholder communications. Whenever possible, we have identified these forward-looking statements by words such as “target,” “will,” “should,” “could,” “intends,” “believes,” “expects,” “anticipates,” “estimates,” “prospects,” “outlook,” “guidance” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the impact of COVID-19 on our business and the world economy, the regulatory response to the COVID-19 pandemic, and the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed above and in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for fiscal 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

Item 9.01. Financial Statements and Exhibits.

D.            Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated May 4, 2020, announcing an update on the Company’s COVID-19 response and its liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: May 4, 2020	/s/ Bill Roeschlein
By: Bill Roeschlein
Its: Interim Vice President, Finance and Chief Financial Officer